Exhibit 10.1

FIFTH AMENDMENT TO ADDENDUM TO MORTGAGE SELLING AND SERVICING CONTRACT (EAF Agreement)

This Fifth Amendment (the “Fifth Amendment”) to that Addendum To Mortgage Selling and Servicing Contract dated effective as of July 1, 2012 (the “EAF Agreement”) by and between FANNIE MAE, a corporation organized and existing under the laws of the United States (“Fannie Mae”) and GREEN TREE SERVICING LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Servicer”), is hereby mutually agreed upon and entered into effective August 1, 2013.

WITNESSETH:

WHEREAS, Fannie Mae and Servicer desire to extend the Early Reimbursement Period during which Fannie Mae will make payment of certain Periodic Early Reimbursement Amounts under the EAF Agreement, and to make certain other amendments to the EAF Agreement;

NOW, THEREFORE, in consideration of the mutual premises, covenants and conditions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon terms and subject to the conditions set forth herein, Fannie Mae and Servicer agree as follows:

Section 1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the EAF Agreement, as amended hereby, are used herein as therein defined.

Section 2. Early Reimbursement Period. The time period during which Fannie Mae will make payment of Periodic Reimbursement Amounts identified in the section of the EAF Agreement titled “Early Reimbursement Period” shall be extended from July 31, 2013 to “December 31, 2013.”

Section 3. Eligible Advances For Early Reimbursement. The Section of the EAF Agreement titled “Eligible Advances For Early Reimbursement” shall be amended and restated to provide as follows:

Except as provided below, “Eligible Advance” shall include all of the following advances required to be made by the Servicer with respect to mortgage loans and real estate owned (REO) serviced by the Servicer (“Mortgage Loans”) pursuant to the MSSC and Fannie Mae Servicing Guide (the “Guide”) and the Agreements for which Servicer has not been repaid or reimbursed as of such date and which relate to mortgage loans directly originated by Servicer, or mortgage loans the servicing or subservicing rights to which were acquired from a third party as identified in Schedule 1:

1. “P&I Delinquency Advances” which are advances of principal or interest payments, including a “Foreclosure Buyout”). A “Foreclosure Buyout” is an advance required to be remitted as the result of an action taken during the preceding month with respect to a property reported under Fannie Mae Action Codes 70, 71 or 72 at the start of the month in which the advance is due.

2. “T&I Escrow Advances” which are advances for the payment of taxes, assessments, insurance premiums, ground rents, and other similar items and charges, and

3. “Corporate Servicing Advances” which are advances other than P&I Delinquency Advances and T&I Escrow Advances.

Eligible Advances shall also include any outstanding P&I Delinquency Advances, T&I Escrow Advances and Corporate Servicing Advances previously paid or reimbursed by Servicer and identified on Schedule 2 in connection with a servicing transfer to the Servicer. Each such advance shall be deemed a “Legacy Servicing Advance”.

Notwithstanding the foregoing and except as identified in Schedules 1 and 2, Eligible Advances shall not include servicing advances paid or reimbursed by Servicer in connection with a servicing transfer to the Servicer, including servicing transfers after the date of this EAF Agreement. However, the parties may by written agreement add additional Eligible Advances to Schedules 1 and 2 (as applicable), which Eligible Advances shall be deemed incorporated into the EAF Agreement.

Eligible Advances also shall not include advances applicable to the payment of any guaranty or excess servicing fees or lender paid mortgage insurance premiums. Eligible Advances must have been actually incurred by the Servicer, and T&I Escrow Advances and Corporate Servicing Advances must fall under one of the 571 Codes in the Fannie Mae 571 Claims Guide.

Notwithstanding anything to the contrary herein, after the date on which the underlying real estate/collateral is sold or disposed, the loan or REO property is otherwise “liquidated” (including as a result of an event reported as Fannie Mae Action Code of 70, 71 or 72), or loans have a zero UPB as a result of an event reported as Fannie Mae Action Code of 60 or 65 (the “Final Liquidation Date”), no Periodic Early Reimbursement Amounts will be paid by Fannie Mae for advances made by the Servicer after the Final Liquidation Date on that Mortgage Loan. In addition, all Periodic Early Reimbursement Amounts must be repaid within one-hundred twenty (120) days after the Final Liquidation Date of the related loan, regardless of whether recoveries have actually been collected.

Section 4. Early Reimbursement Rate. Effective August 1, 2013 (the “Initial Reporting Cycle”), the Section of the EAF Agreement titled “Early Reimbursement Rate” shall be amended and restated to provide as follows:

P&I Delinquency Advances: [    ]%

T&I Escrow Advances: [    ]%

Corporate Servicing Advances: [    ]%

Legacy Servicing Advances shall have an Early Reimbursement Rate as provided in Schedule 2.

The Early Reimbursement Rate for T&I Escrow Advances, Corporate Servicing Advances and Legacy Servicing Advances (excluding Legacy Servicing Advances which constitute P&I Delinquency Advances) will be recalculated on the first day of each calendar month starting on September 1, 2013 and will be based on the cumulative Curtailment Rate for the immediately preceding three (3) calendar months as follows:

Curtailment Rate	Early Reimbursement Rate
[ ]% - [ ]%	[	]%
[ ]% - [ ]%	[	]%
Less than [ ]%	[	]%

For purposes of this calculation, “Curtailment Rate” shall mean the percentage of the amount of T&I Escrow Advances, Corporate Servicing Advances and Legacy Servicing Advances requested by Servicer to be reimbursed under this EAF Agreement which Fannie Mae determines are Eligible Advances and subject to reimbursement by Fannie Mae hereunder. A Curtailment Rate of less than 60% may be considered a Stop Event by Fannie Mae. Any revised Early Reimbursement Rate shall become effective for the Periodic Early Reimbursement Amount applicable to the next Reporting Cycle ninety (90) days after the Servicer is notified in writing by Fannie Mae of any revision. On or before August 15, 2013 Servicer shall pay Fannie Mae the sum of $[            ], or such other amount agreed to by the parties, which amounts shall be applied to Periodic Early Reimbursements Amounts relating to Legacy Servicing Advances where the original advancing servicer was GMAC Mortgage, LLC, National City Bank, National City Mortgage Services, Flagstar Capital Markets Corporation, Franklin Bank or Servicer. Any such amounts applied to Periodic Early Reimbursements Amounts shall not be included as an Eligible Advance after such date without the prior approval of Fannie Mae.

With respect to (i) the Bank of America, N.A. servicing transfer and (ii) any servicing transfers occurring after the date of this EAF Amendment, any Eligible Advances related to such servicing transfers will not be included in Curtailment Rate calculations until January 1, 2014. With respect to Mortgage Loans where Hayhurst Mortgage, Inc. or Bank United was the original advancing servicer, any Eligible Advances related to such servicing transfers will not be included in Curtailment Rate calculations.

Section 5. Ongoing Reconciliation Period. The Section of the EAF Agreement titled “Ongoing Reconciliation Period” shall be amended to change the time period within which Fannie Mae and/or its designee will reconcile the Report applicable to T&I Escrow Advances and Corporate Servicing Advances from “two (2) business days” to “five (5) business days.”

Section 6. Renewal/Amendment Fee. [    ] ([    ]) per annum of the Early Reimbursement Amount Limit, pro rated from July 1, 2013 to the scheduled end of the Early Reimbursement Period (December 31, 2013) and shall be payable as a renewal fee on the first business day after effective date.

Section 7. Continuing Effect of the EAF Agreement. Except as expressly amended hereby, the provisions of the EAF Agreement are and shall remain in full force and effect.

Section 8. Counterparts. This Fifth Amendment to EAF Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned parties has caused this Fifth Amendment to EAF Agreement to be duly executed in its name by one of its duly authorized officers, all as of the date first above written.

FANNIE MAE	GREEN TREE SERVICING LLC

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

SCHEDULE 1

Original Advancing Servicer or Originator	SSID Number	Transfer Date
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Advances made by Servicer relating to Mortgage Loans in each of the above referenced acquired portfolios after the applicable Transfer date shall be Eligible Advances.

SCHEDULE 2

Original Advancing Servicer	Legacy Advance Type; Early Reimbursement rate	Transfer Date
[ ]	P&I Delinquency Advance: [ ]% T&I Escrow Advances: [ ]% Corporate Servicing Advances: [ ]%	[ ]
[ ]	P&I Delinquency Advance: [ ]% T&I Escrow Advances: [ ]% Corporate Servicing Advances: [ ]%	[ ]
[ ]	P&I Delinquency Advance: [ ]% T&I Escrow Advances: [ ]% Corporate Servicing Advances: [ ]%	[ ]
[ ]	P&I Delinquency Advance: [ ]% T&I Escrow Advances: [ ]% Corporate Servicing Advances: [ ]%	[ ]